UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2015

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of a New Director

The Board of Directors (the "Board") of GP Strategies Corporation (the "Company") elected Laura L. Gurski as a new director of the Company effective April 20, 2015. As of the date of this filing, the Board has not determined on which committees Ms. Gurski will serve. There are no arrangements or understandings between any new Director and any other person pursuant to which such new director was selected to serve as a director of the Company, nor is the new director a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. Ms. Gurski’s compensation as a director will be consistent with that provided to all Company non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.
A copy of the Company’s press release announcing the election of Ms. Gurski is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release of GP Strategies Corporation dated April 24, 2015, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: April 24, 2015	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary

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